                                                                    EXHIBIT 99.4

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Real Time Logic, Inc., a Colorado corporation ("RT Logic"), by Integral Systems, Inc., a Maryland corporation ("Integral"), as described below.

On October 1, 2002, Integral completed the acquisition of RT Logic. Pursuant to an Agreement and Plan of Reorganization dated October 1, 2002, by and among Integral, RT Logic, ISI Merger Corp., a Colorado corporation and a wholly owned subsidiary of Integral ("ISI"), each of the individuals designated as a Major Shareholder on Exhibit 1 attached thereto and Randal E. Culver, as Shareholders' Representative (the "Reorganization Agreement"), RT Logic was merged with and into ISI, with ISI as the surviving corporation. Under the Reorganization Agreement, the base purchase price payable to the shareholders of RT Logic by Integral consisted of $13.25 million in cash and 683,870 shares of Integral common stock, par value $.01 per share (the "Integral Common Stock"), of which approximately $1.5 million in cash and 77,447 shares of Integral Common Stock were placed in escrow to secure certain indemnification obligations of the RT Logic shareholders contained in the Reorganization Agreement. Pursuant to the terms of the Reorganization Agreement, the shareholders of RT Logic subsequently received additional aggregate consideration equal to $500,000 in cash and 25,806 shares of Integral Common Stock. The Reorganization Agreement provides that the shareholders of RT Logic may be entitled to receive additional consideration in the form of contingent purchase price, which will be payable in the event that RT Logic's business meets certain earnings performance targets during a period of up to four (4) years following the acquisition of RT Logic. Fifty percent (50%) of any contingent purchase price will be payable in cash and fifty percent (50%) thereof will be payable in shares of Integral Common Stock (valued based on a 30-trading-day average leading up to the end of each applicable earnout period). The contingent purchase price is subject to claims by Integral under the indemnification provisions of the Reorganization Agreement.

The acquisition of RT Logic by Integral has been accounted for as a purchase, and accordingly, a portion of the purchase price has been allocated to assets acquired and liabilities assumed and other identified intangible assets based on estimated fair values on the acquisition date. The excess of the net assets assumed and the purchase price over the identified intangible assets acquired was allocated to goodwill. The identified intangible assets relating to contracts and technology will be amortized on a straight-line basis over an estimated useful life of 5 years. The customer related identified intangible assets will be amortized on a straight-line basis over an estimated useful life of 18 months. Goodwill is not being amortized but will be reviewed annually for impairment in accordance with FAS 142. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is subject to change, however, that allocation is not expected to differ materially from the preliminary allocation.

The unaudited pro forma condensed combined balance sheet as of September 30, 2002 has been prepared to reflect the acquisition of RT Logic by Integral as if it had occurred on September 30, 2002 by combining the consolidated balance sheet of Integral as of September 30, 2002 with the balance sheet of RT Logic as of September 30, 2002. The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2002, with appropriate adjustments, has been prepared by combining the consolidated statements of operations of Integral for the period ended September 30, 2002 with the unaudited statements of income of RT Logic for the three months ended December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, to reflect the acquisition of RT Logic as if it had occurred at the beginning of the period presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by Integral's management and should be read in conjunction with, and are qualified in their entirety by reference to, the historical financial statements of Integral and RT Logic and the related notes thereto. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the results of operations that may have actually occurred had the acquisition occurred on the dates specified, or of the future results of the combined companies. The pro forma adjustments are based upon available information and certain adjustments that the management of Integral believes are reasonable. In the opinion of Integral's management, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Combined
Balance Sheet
September 30, 2002

                                                                                     Pro Forma
                                                                       --------------------------------------
                                           Integral           RT
                                           Systems           Logic       Adjustments           Combined
-------------------------------------------------------------------------------------------------------------

Assets:
Current Assets
   Cash and cash equivalents                 $16,064,363       $582,932                          $16,647,295
   Marketable securities                      46,885,581              -   (13,750,000) (a)        33,135,581
   Accounts receivable                        17,001,393      5,511,259                           22,512,652
   Tax receivable                                      -      3,169,350                            3,169,350
   Other current assets                        3,033,517        634,925                            3,668,442
-------------------------------------------------------------------------------------------------------------
   Total current assets                       82,984,854      9,898,466   (13,750,000)            79,133,320
-------------------------------------------------------------------------------------------------------------

Property, plant and equipment                  3,467,907        614,518                            4,082,425

Other assets
   Notes receivable                              288,500              -                              288,500
   Goodwill and Intangibles                    3,047,680              -     17,334,414 (a)        20,382,094
   Software development costs                  6,490,640              -                            6,490,640
   Other assets                                  337,274              -      (225,000)(a)            112,274

-------------------------------------------------------------------------------------------------------------
   Total Long-Term Assets                     13,632,001        614,518     17,109,414            31,355,933
-------------------------------------------------------------------------------------------------------------
   Total Assets                              $96,616,855    $10,512,984    $ 3,359,414          $110,489,253
-------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder' Equity:
Current liabilities
   Accounts payable                           $5,916,194     $1,072,561                           $6,988,755
   Accrued expenses                            3,278,976      1,426,131                            4,705,107
   Billings in excess of revenue               2,625,602      1,946,096                            4,571,698
-------------------------------------------------------------------------------------------------------------
   Total current liabilities                  11,820,772      4,444,788                           16,265,560
-------------------------------------------------------------------------------------------------------------

Long term liabilities                          2,539,903        802,190                            3,342,093

Stockholders' equity
   Common stock                                   93,228        465,247      (465,247) (a)           100,325
                                                                                 7,097 (a)
   Paid in capital                            65,070,787      4,572,838    (4,572,838) (a)        78,813,690
                                                                            13,742,903 (a)
   Retained earnings                          17,599,042      5,352,501    (5,352,501) (a)        17,599,042

   Notes receivable - stockholders'                          (5,124,580)                         (5,124,580)
   Accumulated other comprehensive
   loss                                        (506,877)              -                            (506,877)
-------------------------------------------------------------------------------------------------------------
    Total Stockholders' Equity                82,256,180      5,266,006      3,359,414            90,881,600
-------------------------------------------------------------------------------------------------------------

    Total Liabilities                        $96,616,855    $10,512,984     $3,359,414          $110,489,253
-------------------------------------------------------------------------------------------------------------

Unaudited Pro Forma Condensed Combined
Statement of Income
Year Ended September 30, 2002


                                                                                       Pro Forma
                                                                         --------------------------------------
                                              Integral          RT
                                              Systems          Logic       Adjustments           Combined
---------------------------------------------------------------------------------------------------------------
Revenue                                        $50,922,741    $15,367,734     ($184,940) (c)       $66,105,535

Cost of revenue
    Direct labor                                13,229,088      2,140,433       (38,556) (c)        15,330,965
    Direct materials and other direct
    costs                                       14,850,278      5,627,149       (55,809) (c)        20,421,618
    Applied overhead                             9,552,535      1,898,671       (30,845) (c)        11,420,361
---------------------------------------------------------------------------------------------------------------
Total cost of revenue                           37,631,901      9,666,253      (125,210)            47,172,944
---------------------------------------------------------------------------------------------------------------
Gross margin                                    13,290,840      5,701,481       (59,730)            18,932,591
---------------------------------------------------------------------------------------------------------------
    Selling, general and administrative          8,928,938      2,977,595      1,164,000 (b)        13,070,533
    expenses
    Research and development costs                 361,921      1,199,641                            1,561,562
    Product amortization                         2,182,910              -                            2,182,910
---------------------------------------------------------------------------------------------------------------

Income from operations                           1,817,071      1,524,245    (1,223,730)             2,117,586
---------------------------------------------------------------------------------------------------------------

Other income                                     1,953,132         42,732                            1,995,864
---------------------------------------------------------------------------------------------------------------
Income from continuing operations before
income taxes                                     3,770,203      1,566,977    (1,223,730)             4,113,450
---------------------------------------------------------------------------------------------------------------

Provision for income taxes                       1,146,788        548,000                            1,694,788
---------------------------------------------------------------------------------------------------------------
Net income                                      $2,623,415     $1,018,977   ($1,223,730)            $2,418,662
---------------------------------------------------------------------------------------------------------------

Weighted average number of common shares:
    Basic                                        9,174,831                       709,676             9,884,507
    Diluted                                      9,232,619                       709,676             9,942,295

Basic earnings per share:
    Continuing operations                            $0.29                                               $0.24
Diluted earnings per share:
    Continuing operations                            $0.28                                               $0.24

Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
(a) Adjustments to (i) record issuance of common stock, (ii) eliminate the equity of RT Logic, (iii) record the new financing of the RT Logic acquisition and the additional acquisition related costs and (iv) record assignment of the purchase price to assets and liabilities in conformance with Integral Systems accounting policies based upon the preliminary estimates of their respective fair values.
(b) Adjustment to amortize the preliminary estimate of other purchased intangible assets arising out of the acquisition of RT Logic. The identified intangible assets relating to contracts and technology are amortized on a straight-line basis over an estimated useful life of 5 years. The customer related identified intangible assets are be amortized on a straight-line basis over an estimated useful life of 18 months.
(c) Adjustment to eliminate intercompany sales and cost of sales transactions between Integral Systems and RT Logic.